Exhibit 99.1

Assured Guaranty Ltd. Reports Results for First Quarter 2011 . First quarter 2011 operating income1 per diluted share increased 125% to $1.33 from $0.59 in the prior year period due to higher actual and expected future representation and warranty (“R&W”) benefits in loss and loss adjustment expenses (“LAE”) resulting from the April 14, 2011 agreement between Assured Guaranty and Bank of America Corporation covering R&W and other claims on 29 U.S. residential mortgage-backed securities (“RMBS”) transactions (the “Bank of America Agreement”). 1 Operating income, operating shareholders’ equity and adjusted book value are financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are therefore called “non-GAAP financial measures” Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are provided herein. Please see the “Explanation of Non-GAAP Financial Measures” section of this press release for a definition of these non-GAAP financial measures. AG_Family.jpg . First quarter 2011 net income per diluted share decreased 60% to $0.67 from $1.69 in first quarter 2010 due primarily to unrealized losses on credit derivatives. . Shareholders’ equity per share (“book value”) was $21.16 while operating shareholders’ equity1 per share and adjusted book value1 per share were $27.18 and $49.55, respectively, as of March 31, 2011. Hamilton, Bermuda, May 9, 2011 – Assured Guaranty Ltd. (NYSE: AGO) (“AGL” and, together with its subsidiaries, “Assured Guaranty” or the “Company”) announced today financial results for the quarter ended March 31, 2011 (.first quarter 2011.). The Company’s first quarter 2011 operating income, a non- GAAP financial measure, was $248.9 million, 121% higher than in the quarter ended March 31, 2010 (“first quarter 2010”). First quarter 2011 operating income per diluted share was $1.33, up 125% from first quarter 2010. First quarter 2011 net income was $125.4 million, a 61% decrease from first quarter 2010 net income of $322.0 million. Net income includes certain items the Company believes do not have economic significance, including the effects of unrealized gains and losses on credit derivatives, consolidation of financial guaranty variable interest entities (“VIEs”), and other items excluded from operating income, which in aggregate reduced net income by $123.5 million. The pre-tax effect on both net and operating income of transactions covered under the Bank of America Agreement was $218.7 million ($146.8 million or $0.78 per diluted share after tax). First quarter 2011 net income per diluted share was $0.67, compared with first quarter 2010 net income per diluted share of $1.69. Table 1 provides a reconciliation of net income (loss) to operating income. “Reaching an agreement with Bank of America was a major accomplishment and a significant contributor to our financial results for the quarter,” said Dominic Frederico, President and Chief Executive Officer of Assured Guaranty. “This agreement, accomplished without litigation, confirms our loan-by-loan approach to our R&W claims and allows us to focus more intently on others who have not fulfilled their contractual obligations. It is also a major accomplishment in our strategy of enhancing our capital position, and puts us in a better position to address any potential changes in rating agency capital requirements.” Table 1: Reconciliation of Net Income (Loss) to Operating Income (amounts in millions, except per share data) Quarter Ended March 31, 2011 2010 Net income (loss) $125.4 $322.0 Less: Realized gains (losses) on investments, after tax 1.9 6.7 Less: Non-credit impairment unrealized fair value gains (losses) on credit derivatives, after tax (217.4) 230.8 Less: Fair value gains (losses) on committed capital securities (“CCS”), after tax 0.3 (0.8) Less: Foreign exchange gains (losses) on revaluation of premiums receivable, after tax 9.2 (23.0) Less: Effect of consolidating financial guaranty VIEs, after tax 82.5 (4.3) Operating income $248.9 $112.6 Net income (loss) per diluted share $0.67 $1.69 Operating income per diluted share1 $1.33 $0.59 Diluted shares outstanding 187.1 190.6 1. 2. 1. Operating income per diluted share is calculated by dividing operating income by diluted shares outstanding – non-GAAP, which includes the effects of both participating and dilutive securities. Non-GAAP diluted shares outstanding were 187.1 million and 190.8 million in first quarter 2011 and 2010, respectively. First Quarter 2011 New Business Production First quarter 2011 PVP, a non-GAAP financial measure representing the present value of new business production2, decreased 33.4% to $52.5 million, largely as a result of the 55% reduction in the new issue market for U.S. municipal bonds, the lowest quarter for U.S. municipal issuance since 2000. Assured Guaranty’s U.S. public finance PVP declined by 54% from $74.3 million in first quarter 2010 to $34.0 million in first quarter 2011, which was partially offset by an increase in structured finance PVP from $4.5 million in first quarter 2010 to $18.5 million in first quarter 2011, reflecting new transactions as well as additional premiums on transactions in force prior to first quarter 2011. The Company insured 4.9% of new issue par and 10.8% of new issue transactions sold in the U.S. public finance market during first quarter 2011. 2 See the “Explanation of Non-GAAP Financial Measures” section of this press release for a definition of PVP. Commenting on new business production for the quarter, Mr. Frederico noted: “This quarter’s new business production was lower than we like but is a reasonable result given the reduction in issuance in the municipal market and the uncertainty created by Standard & Poor’s Ratings Services’ proposed new bond insurance criteria. In fact, as a testament to the resiliency of our product, our insured penetration increased month to month during the quarter, from 2.7% in January to 4.6% in February and 6.7% in March and hit 8.9% for April. Our par penetration for first quarter 2011 of 4.9% was 10% higher than fourth quarter 2010, which included the Build America Bonds program. Smaller and lower rated issuers continue to rely on our guaranty for market access, and we guaranteed about 13% of par for transactions of $25 million or less and approximately 12% of par for all single-A rated issues.”

First Quarter 2011 Operating Income Highlights Table 2 provides reconciliations of first quarter 2011 and first quarter 2010 GAAP income statements as reported to first quarter 2011 and first quarter 2010 operating income results, respectively. Notable items in Assured Guaranty’s first quarter 2011 operating income included the following: . Net earned premiums: Net earned premiums included in operating income declined 16% from $325.6 million in first quarter 2010 to $273.1 million in first quarter 2011 due to lower net earned premiums on structured finance transactions, partially offset by increased refundings and accelerations. The decline in structured finance net earned premiums reflects the run-off of in-force structured finance net par outstanding, which decreased from $167.9 billion at March 31, 2010 to $143.1 billion at March 31, 2011. Net earned premiums from refundings and accelerations were $29.6 million ($0.11 per diluted share after taxes and deferred acquisition costs) in first quarter 2011 and $15.4 million ($0.05 per diluted share) in first quarter 2010. . Net investment income: Assured Guaranty’s first quarter 2011 investment income of $96.4 million increased 14% from $84.3 million in first quarter 2010 due to the deployment of cash into longer duration fixed income investments during the last year and increased accretion on securities purchased for loss mitigation purposes. The amortized cost of fixed maturities and short-term investments averaged $10.3 billion with a duration of 5.0 years in first quarter 2011 compared with $10.5 billion and 4.3 years, respectively, for first quarter 2010. The pre-tax book yield was 3.92% at March 31, 2011 and 3.52% at March 31, 2010. . Credit derivative revenues: First quarter 2011 credit derivative revenues increased 12% to $61.0 million from $54.7 million for first quarter 2010 due primarily to the termination of $2.6 billion in structured finance guaranties written in credit derivative form. These terminations generated $15.5 million ($10.1 million after tax) of credit derivative revenue in the quarter. . Other Income: First quarter 2011 other income included in operating income of $29.3 million included a $24.1 million gain ($15.7 million after tax and $0.08 per diluted share) related to the reassumption of transactions previously ceded to reinsurers versus a $14.5 million gain ($9.4 million after tax or $0.05 per diluted share) in first quarter 2010. . Loss and LAE on financial guaranty insurance contracts and losses incurred on credit derivatives: The Company’s first quarter 2011 loss and LAE on financial guaranty insurance contracts and losses incurred on credit derivatives included in operating income was $25.0 million ($17.6 million after tax or $0.09 per diluted share) compared with $216.9 million ($159.4 million after tax or $0.84 per diluted share) in first quarter 2010, an 88% decrease. Continued early stage mortgage delinquencies and higher severities in insured U.S. RMBS transactions were the primary drivers of higher expected loss estimates before consideration of R&W benefits in first quarter 2011. However, the Bank of America Agreement validated the Company’s R&W claims and supported higher recovery assumptions than previously used by the Company. Under the financial guaranty accounting model, the economic changes in expected losses (see Table 3) do not necessarily affect income in the period they are identified because losses are recognized only in the period and to the extent they exceed deferred premium revenue, which is significant for many transactions. For the transactions specifically covered by the Bank of America Agreement, approximately $218.7 million pretax or $0.78 per diluted share after tax represents the benefit taken in income. See “U.S. RMBS Economic Loss Development,” below, for a description of the full economic effect of changes in gross loss and R&W assumptions.

. Operating expenses: Operating expenses decreased 9% to $56.8 million in first quarter 2011 from $62.6 million in first quarter 2010 primarily due to lower employee-related expenses resulting from a decrease in incentive compensation. . Income taxes: Assured Guaranty’s tax rate on operating income decreased to 28.0% in first quarter 2011 from 32.2% in first quarter 2010 due to the improvement in operating results at Assured Guaranty Re Ltd.

Table 2: Reconciliation of First Quarter 2011 and First Quarter 2010 GAAP Income Statements As Reported to First Quarter 2011 and First Quarter 2010 Operating Income Results

(amounts and shares in millions, except per share amounts)

	Quarter Ended March 31, 2011			Quarter Ended March 31, 2010		
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Operating Income Results
Revenues:						
Net earned premiums	$254.0	$(19.1)	$273.1	$319.6	$(6.0)	$325.6
Net investment income	96.4	—	96.4	84.3	—	84.3
Net realized investment gains (losses)	2.8	2.8	—	9.4	9.4	—
Net change in fair value of credit derivatives:						
Realized gains and other settlements	35.4	35.4	—	26.7	26.7	—
Net unrealized gains (losses)	(271.1)	(271.1)	—	252.1	252.1	—
Credit derivative revenues	—	(61.0)	61.0	—	(54.7)	54.7
Losses incurred on credit derivatives	—	0.1	(0.1)	—	76.4	(76.4)
Net change in fair value of credit derivatives	(235.7)	(296.6)	60.9	278.8	300.5	(21.7)
Fair value gains (losses) on CCS	0.5	0.5	—	(1.3)	(1.3)	—
Net change in financial guaranty VIEs	93.9	93.9	—	(10.6)	(10.6)	—
Other income	42.2	12.9	29.3	(12.9)	(31.1)	18.2
Total revenues	**254.1**	**(205.6)**	**459.7**	**667.3**	**260.9**	**406.4**
Expenses:						
Loss and LAE	(27.0)	(51.9)	24.9	130.5	(10.0)	140.5
Amortization of DAC	7.4	—	7.4	8.2	—	8.2
AGMH Acquisition-related expenses	—	—	—	4.0	—	4.0
Interest expense	24.8	—	24.8	25.1	—	25.1
Other operating expenses	56.8	—	56.8	62.6	—	62.6
Total expenses	**62.0**	**(51.9)**	**113.9**	**230.4**	**(10.0)**	**240.4**
Income (loss) before income taxes	**192.1**	**(153.7)**	**345.8**	**436.9**	**270.9**	**166.0**
Provision (benefit) for income taxes	66.7	(30.2)	96.9	114.9	61.5	53.4
Net income (loss)	**$125.4**	**$(123.5)**	**$248.9**	**$322.0**	**$209.4**	**$112.6**
Diluted shares	**187.1**		**187.1**	**190.6**		**190.8**
Earnings per diluted share	**$0.67**		**$1.33**	**$1.69**		**$0.59**

5

U.S. RMBS Economic Loss Development

Economic loss development, which measures the change in total expected losses to be paid due to changes in assumptions, is the principal measure that Assured Guaranty uses to evaluate the change in the Company's credit experience. Expected losses include all transactions insured by the Company whether written in financial guaranty or credit derivative form, including VIEs that are consolidated. Table 3 provides a roll forward of net expected loss and LAE to be paid from December 31, 2010 to March 31, 2011.

Table 3: Roll Forward of Net Expected Loss and LAE to be Paid on Financial Guaranty Insurance Contracts and Credit Derivatives for First Quarter 2011
(amounts in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Expected Loss to be Paid as of Dec. 31, 2010	Increase (Decrease) in Expected Loss During 1Q-11	(Increase) Decrease in R&W Benefit During 1Q-11	Paid Losses 1Q-11	Expected Loss to be Paid as of March 31, 2011
U.S. RMBS:					
First lien	$1,340.6	$443.0	$(534.5)	$(128.5)	$1,120.6
Second lien	(718.2)	193.4	(249.5)	(96.5)	(870.8)
Total U.S. RMBS	622.4	636.4	(784.0)	(225.0)	249.8
Other structured finance	337.5	12.2	—	(3.6)	346.1
Public finance	88.9	(13.2)	—	(9.0)	66.7
Total	**$1,048.8**	**$635.4**	**$(784.0)**	**$(237.6)**	**$662.6**

Total economic loss development was a benefit of $148.6 million ($94.4 million after tax) during first quarter 2011, of which $147.6 million was associated with insured U.S. RMBS transactions. Two items affected U.S. RMBS loss estimates in first quarter 2011: the Bank of America Agreement, which heavily influenced R&W estimates for all counterparties and comprised $411.2 million of the $784.0 million ($531.0 million after tax) increase in R&W benefit, and higher mortgage delinquency and severity assumptions based on observed trends in insured U.S. RMBS, resulting in an increase in expected loss on U.S. RMBS of $636.4 million ($427.7 million after tax). The R&W benefit effect of transactions covered under the Bank of America Agreement was $411.2 million ($276.3 million after tax), with the remaining $372.8 million increase in R&W related to other R&W providers whose loan files the Company has reviewed. Based on those loan file reviews, the Company has determined that the breach rates are similar to those in the transactions covered by the Bank of America Agreement and therefore the Company assumed higher recovery rates in first quarter 2011.

6

March 31, 2011 Shareholders’ Equity and Adjusted Book Value Shareholders’ equity (“book value”) and book value per share at March 31, 2011 increased 2% from the December 31, 2010 levels to $3,894.5 million and $21.16, respectively. The increase in book value during first quarter 2011 resulted primarily from the Company’s $125.4 million of net income for the period. Operating shareholders’ equity and operating shareholders’ equity per share, both non-GAAP financial measures, increased 5% from the December 31, 2010 levels to $5,003.1 million and $27.18, respectively, at March 31, 2011. The increase in operating shareholders’ equity resulted principally from the Company’s $248.9 million in operating income during the period. Table 4 provides a reconciliation of book value to operating shareholders’ equity and to adjusted book value. Adjusted book value and adjusted book value per share, both non-GAAP financial measures, at March 31, 2011 increased to $9,119.0 million and $49.55 from $8,999.1 million and $48.98, respectively, at December 31, 2010. The Company’s adjusted book value includes the after-tax value of unearned premiums and credit derivative revenues as well as the effect of economic losses that have not yet been expensed. Expected losses to be expensed declined to $904.2 million ($596.0 million after tax or $3.24 per share) at March 31, 2011 compared with $1,043.2 million ($688.4 million after tax or $3.75 per share) at December 31, 2010, reflecting the economic loss development. Table 4: Reconciliation of Book Value to Operating Shareholders’ Equity and Adjusted Book Value (amounts in millions, except per share data) As of March 31, 2011 December 31, 2010 Shareholders’ equity $3,894.5 $3,798.8 Less: Effect of consolidating financial guaranty VIEs, after tax (229.2) (311.8) Less: Non-credit impairment unrealized fair value gains (losses) on credit derivatives, after tax (970.0) (764.8) Less: Fair value gains (losses) on CCS, after tax 12.5 12.2 Less: Unrealized gain (loss) on investment portfolio excluding foreign exchange effect, after tax 78.1 100.1 Operating shareholders' equity 5,003.1 4,763.1 Less: Deferred acquisition costs (“DAC”), after tax 241.9 248.4 Plus: Net present value of estimated net future credit derivative revenue, after tax 405.4 424.8 Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, after tax 3,952.4 4,059.6 Adjusted book value $9,119.0 $8,999.1 Shares outstanding at the end of period 184.0 183.7 Per share: Shareholders’ equity $21.16 $20.67 Operating shareholders' equity 27.18 25.92 Adjusted book value 49.55 48.98

Conference Call and Webcast Information: The Company will host a conference call for investors at 7:30 a.m. Eastern Time (8:30 a.m. Atlantic Time) on Tuesday, May 10, 2011. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at http://www.assuredguaranty.com or by dialing 866-713-8562 (in the U.S.) or 617-597-5310 (International), passcode 62508792. A replay of the call will be available through June 10, 2011. To listen to the replay, dial 888-286-8010 (in the U.S.) or 617-801-6888 (International), passcode 65274987. Please refer to Assured Guaranty’s March 31, 2011 Financial Supplement, which is posted on the Company’s website at http://www.assuredguaranty.com/investor-information/by-company/assured-guaranty-ltd/financial-information for more information on the Company’s individual segment performance, financial guaranty portfolios, investment portfolio and other items. The Company has also posted in the Investor Information section of its website Assured Guaranty’s New Issue U.S. Public Finance List, Structured Finance List, Equity Investor Presentation and Fixed Income Investor Presentation. Both presentations can be obtained from the Company’s website at http://www.assuredguaranty.com/presentations. # # # Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on Assured Guaranty Ltd. and its subsidiaries can be found at www.assuredguaranty.com.

Assured Guaranty Ltd. Consolidated Statements of Operations ($ in millions) Quarter Ended March 31, 2011 2010 Revenues: Net earned premiums $254.0 $319.6 Net investment income 96.4 84.3 Net realized investment gains (losses) 2.8 9.4 Net change in fair value of credit derivatives: Realized gains and other settlements 35.4 26.7 Net unrealized gains (losses) (271.1) 252.1 Net change in fair value of credit derivatives (235.7) 278.8 Fair value gain (loss) on CCS 0.5 (1.3) Net change in financial guaranty VIEs 93.9 (10.6) Other income 42.2 (12.9) Total revenues 254.1 667.3 Expenses: Loss and LAE (27.0) 130.5 Amortization of DAC 7.4 8.2 AGMH Acquisition-related expenses — 4.0 Interest expense 24.8 25.1 Other operating expenses 56.8 62.6 Total expenses 62.0 230.4 Income (loss) before income taxes 192.1 436.9 Provision (benefit) for income taxes 66.7 114.9 Net income (loss) 125.4 322.0 Less: Realized gains (losses) on investments, after tax 1.9 6.7 Less: Non-credit impairment unrealized fair value gains (losses) on credit derivatives, after tax (217.4) 230.8 Less: Fair value gains (losses) on CCS, after tax 0.3 (0.8) Less: Foreign exchange gains (losses) on revaluation of premiums receivable, after tax 9.2 (23.0) Less: Effect of consolidating financial guaranty VIEs, after tax 82.5 (4.3) Operating income $248.9 $112.6

Assured Guaranty Ltd. Consolidated Balance Sheets ($ in millions) As of : March 31, 2011 December 31, 2010 Assets Investment portfolio: Fixed maturity securities, available for sale, at fair value $9,472.1 $9,415.3 Short-term investments, at fair value 768.5 1,031.6 Other invested assets 264.5 283.0 Total investment portfolio 10,505.1 10,729.9 Cash 95.9 107.2 Premiums receivable, net of ceding commissions payable 1,118.0 1,167.6 Ceded unearned premium reserve 794.3 821.8 DAC 236.0 239.8 Reinsurance recoverable on unpaid losses 18.6 22.3 Salvage and subrogation recoverable 1,057.0 1,032.4 Credit derivative assets 619.3 592.9 Deferred tax asset, net 1,004.5 1,224.0 Current income tax receivable 159.6 — Financial guaranty VIE assets, at fair value 3,679.0 3,657.5 Other assets 221.9 199.2 Total assets $19,509.2 $19,794.6 Liabilities and shareholders' equity Liabilities Unearned premium reserve $6,637.2 $6,972.9 Loss and LAE reserve 407.9 563.0 Reinsurance balances payable, net 268.2 274.4 Long-term debt 1,049.7 1,052.9 Credit derivative liabilities 2,761.5 2,465.5 Current income tax payable — 93.0 Financial guaranty VIE liabilities with recourse, at fair value 2,757.8 2,927.0 Financial guaranty VIE liabilities without recourse, at fair value 1,373.0 1,337.2 Other liabilities 359.4 309.9 Total liabilities 15,614.7 15,995.8 Shareholders' equity Common stock 1.8 1.8 Additional paid-in capital 2,589.2 2,585.4 Retained earnings 1,215.9 1,098.9 Accumulated other comprehensive income 85.6 110.7 Deferred equity compensation 2.0 2.0 Total shareholders' equity 3,894.5 3,798.8 Total liabilities and shareholders' equity $19,509.2 $19,794.6

Explanation of Non-GAAP Financial Measures: The Company references financial measures that are not in accordance with GAAP. Assured Guaranty’s management and board of directors utilize non-GAAP measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results. The following paragraphs define each non-GAAP financial measure and describe why they are useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented above. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures. Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following: 1) Elimination of the after-tax realized gains (losses) on the Company’s investments, including other than temporary impairments, and credit and interest rate related gains and losses from sales of securities. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate related gains or losses, is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions. 2) Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules. 3) Elimination of the after-tax fair value gains (losses) on the Company’s CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize. 5) Elimination of the effects of consolidating certain financial guaranty VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excluding fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following: 1) Elimination of the effects of consolidating certain VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. 2) Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss. Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following: 1) Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued that will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated future credit derivative revenue. See below. 3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity. Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and is discounted at 6% (which represents the Company’s tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives (.Credit Derivative Revenues.) do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company’s tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of PVP to Gross Written Premiums (“GWP”) for First Quarter 2011 and First Quarter 2010 ($ in millions) Quarter Ended March 31, 2011 2010 Public finance - U.S. $34.0 $74.3 Public finance - non-U.S. — — Structured finance - U.S. 11.3 4.5 Structured finance - non-U.S. 7.2 — Total PVP 52.5 78.8 Less: PVP of credit derivatives — — PVP of financial guaranty insurance 52.5 78.8 Less: Financial guaranty installment premium PVP 18.7 4.5 Total: Financial guaranty upfront GWP 33.8 74.3 Plus: Financial guaranty installment adjustment 1 (45.3) 17.8 Total GWP $(11.5) $92.1 1. Includes the difference between management’s estimates for the discount rate applied to future installments and the discount rate used for new financial guaranty insurance accounting standards, as well as the changes in estimated term for future installments and the effect of commutations of assumed reinsurance contracts. Cautionary Statement Regarding Forward-Looking Statements: Any forward-looking statements made in this press release reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty’s calculations of adjusted book value, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by a rating agency action, such as a ratings downgrade or change in outlook or ratings criteria, developments in the world's financial and capital markets, changes in the world’s credit markets, more severe or frequent losses affecting the adequacy of Assured Guaranty’s loss reserve, the impact of market volatility on the mark-to-market of the Company’s contracts written in credit default swap form, reduction in the amount of insurance and reinsurance opportunities available to the Company, deterioration in the financial condition of the Company’s reinsurers, the amount and timing of reinsurance recoverables actually received, the risk that reinsurers may dispute amounts owed to the Company under reinsurance agreements, the possibility that the Company will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage- backed securities transactions, increased competition, changes in accounting policies or practices, changes in laws or regulations, other governmental actions, difficulties with the execution of Assured Guaranty’s business strategy, contract cancellations, Assured Guaranty’s dependence on customers, loss of key personnel, adverse technological developments, the effects of mergers, acquisitions and divestitures, natural or man-made catastrophes, other risks and uncertainties that have not been identified at this time, management's response to these factors, and other risk factors identified in Assured Guaranty’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of May 9, 2011 and Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Contact Information: Sabra R. Purtill, CFA Managing Director, Investor Relations and Corporate Communications 212-408-6044 spurtill@assuredguaranty.com Robert Tucker Managing Director, Fixed Income Investor Relations 212-339-0861 rtucker@assuredguaranty.com Ashweeta Durani Vice President, Corporate Communications 212-408-6042 adurani@assuredguaranty.com